Exhibit 99.1

Provident Bancorp, Inc. Adopts Stock Repurchase Program

Company Release

12/02/2024

Amesbury, Massachusetts — Provident Bancorp, Inc. (the “Company”) (Nasdaq:PVBC), the holding company for BankProv (the “Bank”), today announced that its Board of Directors has adopted a new stock repurchase program. Under the repurchase program, the Company may repurchase up to 883,366 shares of its common stock, or approximately five percent of the current outstanding shares.

The repurchase program was adopted following the receipt of non-objection from the Federal Reserve Bank of Boston. The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance. Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to purchase any particular number of shares.

About Provident Bancorp, Inc.

Provident Bancorp, Inc. (NASDAQ:PVBC) is the holding company for BankProv, a full-service commercial bank headquartered in Massachusetts. With retail branches in the Seacoast Region of Northeastern Massachusetts and New Hampshire, as well as commercial banking offices in the Manchester/Concord market in Central New Hampshire, BankProv delivers a unique combination of traditional banking services and innovative financial solutions to its markets. Founded in Amesbury, Massachusetts in 1828, BankProv holds the honor of being the 10th oldest bank in the nation. The Bank insures 100% of deposits through a combination of insurance provided by the Federal Deposit Insurance Corporation (FDIC) and the Depositors Insurance Fund (DIF). For more information, visit bankprov.com.

Forward-Looking Statements

This news release may contain certain forward-looking statements, such as statements of the Company’s or the Bank’s plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as, “expects,” “subject,” “believe,” “will,” “intends,” “may,” “will be” or “would.” These statements are subject to change based on various important factors (some of which are beyond the Company’s or the Bank’s control), and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management’s analysis of factors only as of the date on which they are given). These factors include: general economic conditions; interest rates; inflation; levels of unemployment; legislative, regulatory and accounting changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve Bank; deposit flows; our ability to access cost-effective funding; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; changes in consumer spending, borrowing and savings habits; competition; our ability to successfully shift the balance sheet to that of a traditional community bank; real estate values in the market area; loan demand; the adequacy of our level and methodology for calculating our allowance for credit losses; changes in the quality of our loan and securities portfolios; the ability of our borrowers to repay their loans; our ability to retain key employees; failures or breaches of our IT systems, including cyberattacks; the failure to maintain current technologies; the ability of the Company or the Bank to effectively manage its growth; global and national war and terrorism; the impact of the COVID-19 pandemic or any other pandemic on our operations and financial results and those of our customers; and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents that the Company files from time to time with the Securities and Exchange Commission, including Annual and Quarterly Reports on Forms 10-K and 10-Q, and Current Reports on Form 8-K.

Investor contact:

Joseph Reilly

President and Chief Executive Officer

Provident Bancorp, Inc.

jreilly@bankprov.com